 As filed with the Securities and Exchange Commission on March 17, 1999
                                                     Registration No. 333-
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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                 ------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                 ------------------

                              VALENCE TECHNOLOGY, INC.
               (Exact name of registrant as specified in its charter)

               Delaware                                 77-0214673
       (State of Incorporation)            (I.R.S. Employer Identification No.)

                                 301 Conestoga Way
                                Henderson, NV 89015
                                   (702) 558-1000
                      (Address of principal executive offices)

                   1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                             (Full title of the plans)

                                   LEV M. DAWSON
            CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              VALENCE TECHNOLOGY, INC.
                                 301 CONESTOGA WAY
                                HENDERSON, NV 89015
                                   (702) 558-1000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     Copies to:

                                ANDREI MANOLIU, ESQ.
                                BRETT D. WHITE, ESQ.
                                 COOLEY GODWARD LLP
                               FIVE PALO ALTO SQUARE
                                3000 EL CAMINO REAL
                              PALO ALTO, CA 94306-2155
                                   (650) 843-5000

                          CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum          Proposed Maximum
     Title of Securities          Amount to be            Offering                 Aggregate                Amount of
       to be Registered            Registered       Price per Share (1)        Offering Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value         410,000 shares         $7.00                   $2,870,000              $797.86
     $0.001 per share
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on March 16, 1999 as reported on the Nasdaq National Market.

                                 EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 410,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1996 Non-Employee Directors' Stock Option Plan, as amended (the "Plan"). The Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (File Nos. 333-21669 and 333-43203, filed with the Commission on February 12, 1997 and December 24, 1997, respectively) are incorporated by reference herein.


                                      EXHIBITS

 EXHIBIT
 NUMBER

  5.1        Opinion of Cooley Godward LLP

 23.1        Consent of PricewaterhouseCoopers LLP

 23.2        Consent of Samil Accounting Corporation

 23.3        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement

 24.1        Power of Attorney is contained on the signature pages

 99.1        1996 Non-Employee Directors' Stock Option Plan


                                       1.

                                     SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on March 17, 1999.

                                   VALENCE TECHNOLOGY, INC.

                                   By:  /s/ Lev M. Dawson
                                      ----------------------------------------
                                        Lev M. Dawson
                                        Chairman of the Board,
                                        Chief Executive Officer and President


                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lev M. Dawson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                             TITLE                      DATE

/s/ Lev M. Dawson                Chairman of the Board,        March 17, 1999
----------------------------     Chief Executive Officer
       LEV M. DAWSON             and President (Principal
                                 Executive Officer and
                                 Principal Financial and
                                 Accounting Officer)


/s/ Carl E. Berg                 Director                      March 17, 1999
----------------------------
       CARL E. BERG

/s/ Bert C. Roberts, Jr.         Director                      March 17, 1999
----------------------------
   BERT C. ROBERTS, JR.

/s/ Alan F. Shugart              Director                      March 17, 1999
----------------------------
      ALAN F. SHUGART


                                       2.

                                   EXHIBIT INDEX

    EXHIBIT
     NUMBER                        DESCRIPTION
      5.1     Opinion of Cooley Godward LLP

     23.1     Consent of PricewaterhouseCoopers LLP

     23.2     Consent of Samil Accounting Corporation

     23.3     Consent of Cooley Godward LLP is contained in
              Exhibit 5.1 to this Registration Statement

     24.1 Power of Attorney is contained on the signature pages

     99.1     1996 Non-Employee Directors' Stock Option Plan

                                       3.